                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 44                                  Trade Date: 11/08/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 11/15/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is November 12, 2002


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UES9              $3,837,000.00              4.25%                 11/15/11                 100%


Interest Payment
   Frequency                                       Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option          Redemption               (including the redemption price)
----------------        -----------------          ----------              --------------------------------
    12/15/02                   Yes                    Yes                           100% 11/15/03
    monthly                                                                    semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $3,775,608.00             $61,392.00                $2.00             ABN AMRO Financial
                                                                         Services, Inc.
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